UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 4, 2004

                         INTELLIGENT SYSTEMS CORPORATION
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             (Exact name of Registrant as specified in its charter)

           Georgia                       1-9330                   58-1964787
   (State or other jurisdiction       Commission file          (I.R.S. Employer
of incorporation or organization)         number             Identification No.)

         4355 Shackleford Road, Norcross, Georgia                   30093
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         (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (770) 381-2900

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As previously disclosed, the Company's lease on its headquarters and primary facility at 4355 Shackleford Road, Norcross, Georgia expires May 31, 2004. The Company's current landlord is unwilling to renew this lease and has instead expressed a desire to sell the facility. ISC Properties, LLC, an entity controlled by the Company's Chairman and Chief Executive Officer, J. Leland Strange, has proposed to purchase the facility from the current landlord and lease approximately 45 percent of the facility to the Company in order to allow the Company to stay in its present facility and to avoid the disruption and expense of a move. After careful consideration, the Company's Board of Directors has concluded that the proposed lease transaction is fair to the Company and in the best interests of the Company and its shareholders, and has approved the proposed lease transaction between the Company and ISC Properties, LLC. In connection with this approval, the Board of Directors has waived the conflict of interest provisions of the Company's Code of Ethics as they apply to Mr. Strange in connection with the proposed lease transaction.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2004                               INTELLIGENT SYSTEMS CORPORATION
                                                        (Registrant)

                                                     /s/ Bonnie L. Herron
                                                     -----------------------
                                                 By: Bonnie L. Herron
                                                     Chief Financial Officer


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